Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment No. 4 of our firm’s audit report dated 29 July 2010 relating to the financial statements of On-Air Impact, Inc. as of July 13, 2010 and for the period from May 26, 2010 (inception) to July 13, 2010 appearing elsewhere in this Registration Statement.

We also consent to the reference to Conner & Associates, PC under the heading “Experts” in such Prospectus.

/s/ Conner & Associates, PC
Conner & Associates, PC
Newtown, Pennsylvania
13 January 2011